SCHEDULE 14A INFORMATION
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PILLOWTEX CORPORATION
4111 Mint Way
Dallas, Texas 75237

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:00 a.m., C.D.T. Thursday, May 11, 2000

PLACE	Pillowtex Corporation 4111 Mint Way Dallas, Texas 75237

ITEMS OF BUSINESS

(1)  To elect three members of the Board of Directors who will hold
      office until the 2003 Annual Meeting of Shareholders and until       their successors have been elected and qualified; and
(2)  To transact such other business that may properly come before       the meeting and any adjournment thereof.

RECORD DATE	Holders of Pillowtex Common Stock of record at the close of business on March 22, 2000, are entitled to vote at the meeting.

ANNUAL REPORT	The Company's 1999 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If a shareholder who has returned a proxy card attends the meeting in person, that shareholder may revoke the proxy by voting in person at the meeting.

                                                                     CHARLES M. HANSEN, JR.
                                                                     Chairman of the Board

Dallas, Texas
March 31, 2000

TABLE OF CONTENTS

______________________________________________________________________________

PROXY STATEMENT *

Shareholders Entitled to Vote *

Actions to be Taken at the Meeting *

Required Vote *

Costs of Proxy Solicitation *

Other Matters *

Shareholder Account Maintenance *

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS *

Section 16(a) Beneficial Ownership Reporting Compliance *

BOARD OF DIRECTORS *

Election of Directors *

NOMINEES FOR TERMS EXPIRING IN 2003 *

DIRECTOR WHOSE TERM WILL EXPIRE IN 2001 *

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002 *

INFORMATION CONCERNING THE BOARD OF DIRECTORS *

Board Meetings and Committees *

Compensation of Directors *

EXECUTIVE OFFICERS *

EXECUTIVE COMPENSATION *

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION *

Summary Compensation Table *

Option Grants in Last Fiscal Year *

Aggregated Option Exercises In Fiscal 1999 and Option Values at January 1, 2000 *

Pension Plan *

Pension Plan Tables *

Supplemental Executive Retirement Plan *

Executive Deferred Compensation Plan *

Employment Agreements *

Restricted Stock Awards *

Compensation Committee Interlock and Insider Participation *

STOCK PERFORMANCE GRAPH *

INDEPENDENT AUDITORS *

SHAREHOLDER PROPOSALS *

AVAILABILITY OF FORM 10-K *

PILLOWTEX CORPORATION
4111 Mint Way
Dallas, Texas 75237

PROXY STATEMENT

__________________________________________________________________________________

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of Pillowtex Corporation (the "Company" or "Pillowtex"), a Texas corporation, of proxies to be voted at the Company's 2000 Annual Meeting of Shareholders and at any adjournment thereof.

     You are cordially invited to attend the Pillowtex Corporation Annual Meeting of Shareholders to be held on Thursday, May 11, 2000, beginning at 9:00 a.m., Central Daylight Time, at the Pillowtex corporate headquarters, 4111 Mint Way, Dallas, Texas 75237.

     The Company's 1999 fiscal year began on January 3, 1999 and ended January 1, 2000. All references in this Proxy Statement to the year 1999 or fiscal 1999 refer to the fifty-two week period from January 3, 1999 through January 1, 2000.

     This Proxy Statement together with the enclosed proxy card and the accompanying 1999 Annual Report are first being sent to shareholders on or about March 31, 2000. All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy and to return it promptly in the postage-paid return envelope provided. If a shareholder who has returned a proxy attends the meeting in person, the shareholder may revoke the proxy by voting in person at the meeting. A proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy will be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting. Attendance at the meeting will not, in itself, constitute the revocation of a proxy.

Shareholders Entitled to Vote

     YOUR VOTE IS IMPORTANT.   Because many shareholders cannot attend the meeting in person, a large number must be represented by proxy. Only holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on March 22, 2000, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were 14,232,269 shares of Common Stock outstanding. When voting on all matters presented at the meeting, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date.

Actions to be Taken at the Meeting

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of each of the three nominees named herein for election to the Board of Directors to hold office until the 2003 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, and (ii) at the discretion of the proxy holders, on any other matter that may properly come before the meeting.
     Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors are unaware of any other matter of business to be brought before the meeting.

Required Vote

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Abstentions (properly executed proxies marked "ABSTAIN") and broker non-votes (shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present. If a quorum is not present, the shareholders entitled to vote, present in person or represented by proxy, at the meeting have power to adjourn the meeting, without notice (other than announcement at the meeting), until a quorum is present. It is the intention of the proxy holders to vote the shares represented by the proxies held by them for such adjournment, if any. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Assuming the presence of a quorum, a plurality of the votes cast by the holders of shares of Common Stock entitled to vote at the meeting is required for the election of directors.

     Votes may be cast for or withheld from each director nominee. Neither votes that are withheld nor broker non-votes will have any effect on the outcome of the election of directors.

Costs of Proxy Solicitation

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. Costs of solicitation will be paid by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. The Company has engaged the firm of Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. The Company has agreed to pay Innisfree M&A Incorporated a fee of $7,500 plus expenses for these services.

     In compliance with the regulations of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxies and proxy materials to beneficial owners of Common Stock.

Other Matters

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationships and transactions with the Company is based on information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based on information contained in reports filed with the SEC by the owner.

Shareholder Account Maintenance

     The Company's Transfer Agent is ChaseMellon Shareholder Services L.L.P. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Common Stock and similar issues may be addressed by calling their toll-free number, 1-800-635-9270. For other Company information, shareholders can visit the Pillowtex Corporation internet website at http://www.pillowtex.com. Such information is not part of the proxy soliciting material.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

__________________________________________________________________________________
     The following table lists certain information concerning the beneficial ownership of the Company's Common Stock, as of March 22, 2000, by the following persons:

w	Each person known by the Company to own beneficially more than 5% of the outstanding Common Stock;
w	The executive officers whose names appear in the Summary Compensation Table on page 14;
w	Each director of the Company; and
w	All executive officers and directors as a group.

     Except as otherwise indicated, the Company believes that the owners named below have sole voting and investment power of the shares of Common Stock listed.
Name	Number of Shares Beneficially Owned	Percent of Class
Charles M. Hansen, Jr. (1)(4)	2,423,815	17.0%
John H. Silverthorne Marital Trust B(2)	2,268,893	15.9%
Mary R. Silverthorne (2)	584,241	4.1%
Paul G. Gillease (3)	13,196	*
Ralph W. La Rovere (3)	19,961	*
William B. Madden (3)	16,172	*
M. Joseph McHugh (3)	13,072	*
Mark A. Petricoff (3)	665	*
Kevin M. Finlay(5)	51,825	*
Scott E. Shimizu (3)(4)	50,333	*
A. Allen Oakley (3)(4)	14,902	*
Richard A. Grissinger (3)(4)	11,201	*
Jeffrey D. Cordes	520	*
Apollo Advisors II, L.P. (6)	3,216,437	18.4%
Capital Technology, Inc. (7)	884,800	6.2%
Capital Group International (8)	1,129,500	7.9%
Capital Guardian Trust Company (8)	964,000	6.8%
All executive officers and directors as a group (14 persons) (3)(4)	5,420,854	27.6%

__________
*   Less than 1%.

FOOTNOTES
(1)	Mr. Hansen's address is 4111 Mint Way, Dallas, Texas 75237.
(2)

The address of the John H. Silverthorne Marital Trust B and Mrs. Silverthorne is 4111 Mint Way, Dallas, Texas 75237. Under the rules and regulations of the SEC, Mrs. Silverthorne may be deemed the beneficial owner of the shares held by the John H. Silverthorne Marital Trust B because she is its independent trustee. In addition, Mrs. Silverthorne, in her capacity as trustee, may be deemed the beneficial owner of 42,857 shares held by the John H. Silverthorne Family Trust A. Mrs. Silverthorne disclaims beneficial ownership of any shares other than 541,384 shares she holds of record.

(3)

Includes options which are currently exercisable or become exercisable within 60 days after March 22, 2000 to purchase the number of shares of Common Stock indicated for the following persons: Mr. Gillease (8,072); Mr. Madden (8,072); Mr. McHugh (8,072); Mr. La Rovere (3,661); Mr. Petricoff (625); Mr. Shimizu (42,500); Mr. Oakley (12,500); and Mr. Grissinger (10,000).

(4)

Includes restricted stock awarded to the following persons: Mr. Hansen (5,405); Mr. Shimizu (1,441); Mr. Oakley (1,201); and Mr. Grissinger (600). During the restriction period, holders of the awards are entitled to receive dividends declared on the Common Stock and have voting rights but they may not sell or transfer the Common Stock representing the restricted award. The restrictions lapse with respect to one-half of the shares on each of the first and second anniversary dates of the award. See page 21 for more information regarding the restricted stock awards.

(5)

Mr. Finlay resigned his positions with the Company and its subsidiaries effective March 6, 2000. Includes options to purchase 42,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days and 1,441 shares of restricted stock.

(6)

The address of Apollo Advisors II, L.P., a Delaware limited partnership ("Advisors"), is 2 Manhattanville Road, Purchase, New York 10577. Advisors is the managing general partner of each of Apollo Investment Fund III, L.P., a Delaware limited partnership ("Fund III"), Apollo Overseas Partners III, L.P., a Delaware limited partnership ("Overseas Partners"), and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom (together with Fund III and Overseas Partners, the "Apollo Purchasers"). The Apollo Purchasers are the holders of 75,626 shares of the Company's Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"). As of March 22, 2000, the shares of Series A Preferred Stock held by the Apollo Purchasers are convertible into a total of 3,216,437 shares of Common Stock. Advisors and each Apollo Purchaser may be deemed to have shared voting and dispositive power with respect to all the shares held by the Apollo Purchasers.

(7)

The address of Capital Technology, Inc. is 8314 Pineville-Matthews Rd., Suite 295, Charlotte, North Carolina 28266. As reported in a Schedule 13G filed by Capital Technology, Inc. with the SEC on January 21, 2000, Capital Technology, Inc. beneficially owned and had sole power to dispose of the shares indicated and had sole voting power with respect to 368,700 shares.

(8)

The address of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025. As reported in a Schedule 13G filed by Capital Group International, Inc. and Capital Guardian Trust Company, as of December 31, 1999, Capital Group International, Inc. beneficially owned and had sole power to dispose of the shares indicated and had sole voting power with respect to 799,500 shares. Capital Guardian Trust Company beneficially owned and had sole power to dispose of 964,000 shares and had sole voting power with respect to 634,000 shares as of December 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of holdings and transactions in the Common Stock of the Company with the SEC and the NYSE. Based on Company records and other applicable information, the Company believes that all Section 16(a) filing requirements with respect to the directors and executive officers were met in fiscal 1999.

BOARD OF DIRECTORS

_________________________________________________________________________________

Election of Directors

     In compliance with the Texas Business Corporation Act and the Bylaws of the Company, the business, property and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman and officers, by reviewing materials provided to them and participating in meetings of the Board and its committees. The Board of Directors are elected by the shareholders. The Board currently consists of eight members and is classified into three classes. The term of one class of directors expires each year. Three directors will be elected at the meeting to serve for a three-year term expiring at the Company's annual meeting in the year 2003.

     The persons named in the enclosed proxy intend to vote for the election of each of the three nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his successor has been properly elected and qualified, or until his earlier death, resignation or retirement. The Company expects each nominee to be able to serve if elected. If any nominee is unable to serve if elected, proxy holders may vote for any other person recommended by the Board of Directors in his stead. Each nominee has expressed his intention to serve the entire term for which election is sought.

__________________________________________________________________________________

NOMINEES FOR TERMS EXPIRING IN 2003

__________________________________________________________________________________

     The Board of Directors has proposed the following nominees for election as directors at the 2000 Annual Meeting of Shareholders:

Charles M. Hansen, Jr.

Mr. Hansen has been a director of the Company since September 1970. He has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since 1992 and President and Chief Operating Officer since September 1999. He also served as President of the Company from 1973 through February 1997. He is a director of the Southern Methodist University Cox School of Business. Mr. Hansen is a member of the Executive Committee. Age: 59.

William B. Madden

Mr. Madden became a director of the Company in February 1993. He has been the President of Madden Securities Corporation, a general securities and investment banking firm located in Dallas, Texas, since 1986. Mr. Madden is also Chairman of the Board of Mercantile Bank and Trust, and is a director of E. W. Blanch Holdings, Inc. Mr. Madden is Chairman of the Audit Committee and a member of the Compensation Committee. Age: 61.

M. Joseph McHugh

Mr. McHugh has been a director since February 1993 and has been acting Chief Financial Officer of the Company since November 1999. He retired in December 1998 from Triangle Pacific Corp., a manufacturer and distributor of hardwood flooring and kitchen and bathroom cabinets, where he served as a Director and as President and Chief Operating Officer from November 1994 until his retirement. From 1981 until November 1994, he served as Senior Executive Vice President and Chief Financial Officer of Triangle Pacific Corp. Mr. McHugh is a member of the Audit Committee. Age: 62.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

__________________________________________________________________________________

DIRECTOR WHOSE TERM WILL EXPIRE IN 2001

__________________________________________________________________________________
Mary R. Silverthorne

Mrs. Silverthorne has been a director of the Company since December 1992. She has for many years been actively involved in charitable and civic activities and is a director of the Retina Foundation of the Southwest (Dallas), the Foundation Fighting Blindness, Reading and Radio Resource (formerly, the North Texas Taping for the Blind) and the Assistance League of Dallas. She has not been engaged in business activities during the past five years. Mrs. Silverthorne is a member of the Compensation Committee. Age: 64.

__________________________________________________________________________________________

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

__________________________________________________________________________________
Paul G. Gillease

Mr. Gillease became a director of the Company in October 1993. From 1989 until retiring in late 1993, Mr. Gillease was Vice President and General Manager of DuPont Textiles, a division of E.I. DuPont de Nemours & Company ("DuPont"). He also served in a variety of marketing and business management positions within DuPont. Mr. Gillease is a director of Galey & Lord, Inc. and Guilford Mills, Inc. He is Chairman of the Compensation Committee. Age: 67.

Ralph W. La Rovere

Mr. La Rovere was appointed a director in May 1997. He retired from J. C. Penney Company, Inc. after a 36-year career having served as Vice President and Director of Merchandising for the Home and Leisure Division. He also served in various management positions in New York, Los Angeles and Dallas. Mr. La Rovere is a member of the Compensation Committee and the Audit Committee. Age: 64.

Scott E. Shimizu

Mr. Shimizu served as a member of the Board of Directors from May 1994 to May 1995, and was re-elected in February 1996 to fill a vacancy. Prior to being elected President - Sales of the Company in March 2000, he served as Executive Vice President - Sales & Marketing since 1992. From 1988 until 1992, he was Executive Vice President. Mr. Shimizu is a member of the Executive Committee. Age: 46.

Mark A. Petricoff

Mr. Petricoff was elected a director by the Board in November 1998 to fill a vacancy. He was a 39-year employee and former President and Chief Executive Officer of The Leshner Corporation, a towel manufacturer acquired by the Company in July 1998. Mr. Petricoff is a member of the Compensation Committee and the Audit Committee. Age: 61.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

__________________________________________________________________________________

Board Meetings and Committees

     During fiscal 1999, the Board held four regular quarterly meetings, one special meeting, one telephonic meeting and acted by unanimous written consent three times. In addition to meetings of the full Board, directors attended meetings of individual Board committees. All directors attended at least 75% of all Board and applicable committee meetings.

     The Board has three standing committees:

w

The EXECUTIVE COMMITTEE can act on behalf of the full Board between regular meetings. Executive Committee members are Mr. Hansen (Chairman) and Mr. Shimizu. During 1999, they acted by unanimous written consent twelve times.

w

The AUDIT COMMITTEE is responsible for reviewing the scope of the independent auditors' examinations of the Company's financial statements and receiving and reviewing their reports. The Audit Committee also meets with the independent auditors, receives recommendations for changes in accounting procedures and initiates and supervises any special investigations it may choose to undertake. Audit Committee members are Mr. Madden (Chairman), Mr. McHugh, Mr. La Rovere and Mr. Petricoff. The Audit Committee met four times during fiscal 1999.

w

The COMPENSATION COMMITTEE reviews and approves the nature and amount of salaries and bonuses for executive officers of the Company and administers the 1993 Pillowtex Corporation Stock Option Plan, the Management Incentive Plan, the Pillowtex Corporation Supplemental Executive Retirement Plan and the Pillowtex Corporation Executive Deferred Compensation Plan. Compensation Committee members are Mr. Gillease (Chairman), Mrs. Silverthorne, Mr. La Rovere, Mr. Petricoff and Mr. Madden. The Compensation Committee met two times during fiscal 1999 and acted by unanimous written consent two times.

The Board of Directors has not appointed a nominating committee.

Compensation of Directors

       Directors who are not officers of the Company or any of its subsidiaries receive an annual fee of $35,000. For each committee meeting attended, committee members are paid a fee of $1,000 and committee chairmen are paid a fee of $2,500. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings. Directors who are also employees of the Company receive no additional compensation for their services as directors.

       The 1993 Pillowtex Corporation Stock Option Plan (the "Stock Option Plan") allows for the grant of nonqualified stock options to directors who are not employees. Under the Stock Option Plan, the exercise price of options granted thereunder may not be less than 100% of the fair market value per share of Common Stock on the date the option is granted. As of March 22, 2000, Messrs. Madden and Gillease had each been granted options to purchase a total of 17,072 shares of Common Stock; Mr. La Rovere 13,572 shares; and Mr. Petricoff 7,500 shares, all at prices ranging from $5.0625 to $33.50. Mr. McHugh has been granted options to purchase a total of 67,072 shares of Common Stock at prices ranging from $4.5625 to $33.50 per share. All options granted under the Stock Option Plan, including those granted to directors who are not employees, vest 25% on the first through the fourth anniversary dates of the grant and terminate on the tenth anniversary date. Mrs. Silverthorne and Mr. Hansen do not participate in the Stock Option Plan.

       All directors are eligible to participate in the Executive Deferred Compensation Plan. Participants may elect to defer all or a portion of his or her compensation for any calendar year. Deferred compensation is treated as if it were set aside in an account and, unless otherwise set by the Compensation Committee, earns interest at the prime rate, according to The Wall Street Journal, plus one percent. See page 19 for a more detailed description of the Executive Deferred Compensation Plan.

       In November, 1999, the Company entered into an agreement with M. Joseph McHugh, a director of the Company, to perform the duties of interim chief financial officer. Mr. McHugh is paid a consulting fee of $1,500 per day and reimbursement of travel and entertainment expenses. As a part of the agreement, Mr. McHugh was also granted options to purchase 50,000 shares of Common Stock at the option price of $4.5625 per share. Mr. McHugh was paid a total of $30,000 by the Company under this arrangement during fiscal 1999.

EXECUTIVE OFFICERS

__________________________________________________________________________________

     As of March 22, 2000, the following persons were the executive officers of the Company.

Name	Age	Position

Charles M. Hansen, Jr.	59	Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer

Scott E. Shimizu	46	President - Sales

Richard A. Grissinger	56	Senior Vice President - Marketing

John C. Macaulay	56	Senior Vice President of Finance

A. Allen Oakley	46	Senior Vice President - Manufacturing

Deborah G. Poole	45	Vice President and Chief Information Officer

John F. Sterling	36	Vice President, General Counsel and Assistant Secretary

Jaime Vasquez	37	Vice President and Treasurer

       Information concerning the business experience of each executive officer other than Ms. Poole and Messrs. Grissinger, Macaulay, Oakley, Sterling and Vasquez is provided under the caption "Election of Directors" beginning on page 5. Mr. Grissinger joined Fieldcrest Cannon, Inc. in 1995 as Business Manager of the Bath Division. Following the acquisition of Fieldcrest Cannon, Inc. by the Company, Mr. Grissinger became Vice President of Marketing for Department Store Specialty Business. One year later he was promoted to Senior Vice President of Marketing - Bath Division and on March 7, 2000 he became Senior Vice President of Marketing. From 1995 until joining the Company in September 1999, Mr. Macaulay served as Vice President and Controller of Overhead Door Corporation, a manufacturer and marketer of commercial and consumer door related products. Mr. Macaulay held the position of Vice President-Controller and Assistant Treasurer of the Company from 1994 until 1995. Mr. Oakley joined Fieldcrest Mills, a subsidiary of the Company, in May 1976 in the Sheeting Division as a management trainee. Following promotions to plant manager of various facilities, he was further promoted to Division Vice President in 1990 and on November 9, 1998 he was elected Senior Vice President - Manufacturing of the Company. From 1989 until February 1999, when she joined the Company, Ms. Poole was with Guilford Mills, Inc., a textile manufacturer, where she served as Corporate Vice President, Information Services since 1991. Mr. Sterling joined the Company in May 1997, as Associate General Counsel and Assistant Secretary and was promoted to Vice President and General Counsel in November 1999. He was an attorney with the law firm of Thompson & Knight for eight years prior to joining the Company. Prior to joining the Company in May 1999, Mr. Vasquez was Assistant Treasurer/Investor Relations at Guilford Mills, Inc.

EXECUTIVE COMPENSATION

__________________________________________________________________________________

       The following Report of the Compensation Committee on Executive Compensation and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

__________________________________________________________________________________

Purpose: The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Compensation Committee of the Board of Directors in determining executive compensation of the Company's executive officers, including the Chief Executive Officer.

Responsibilities of the Compensation Committee: The Compensation Committee of the Board (the "Committee") is responsible for setting and administering the policies which govern executive compensation. The Committee's main objective is to match the Company's total compensation program with its business strategy and to assure that pay programs are effective, responsible and competitive when related to comparable companies. The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are presented to the full Board.

Compensation Philosophy: The Committee has approved principles for the management compensation program which:

w	Encourage strong financial and operational performance of the Company;
w	Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;
w	Link compensation to the interests of shareholders by providing stock incentives and encouraging stock ownership; and
w	Emphasize performance-based compensation which balances rewards for short-term and long-term results.

Compensation Methodology: Pillowtex strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. The Committee retained an executive compensation consultant to assist with the design, implementation and communication of various pay plans and to develop a program that provides a substantial connection between performance of the Company, increased shareholder value and incentive awards paid to the Company's executives. The Committee has received and implemented selected recommendations of the consultant.

Components of the Compensation Program: The seven components of the total compensation program are:

1.	Base Salary
2.	The Pillowtex Corporation Management Incentive Plan
3.	The 1993 Pillowtex Corporation Stock Option Plan
4.	The Pillowtex Corporation Retirement Plan for Salaried Employees
5.	The Pillowtex Corporation Supplemental Executive Retirement Plan
6.	The Pillowtex Corporation Executive Deferred Compensation Plan
7.	The Pillowtex Corporation 401(k) Plan

       1.     Base Salary. Base salary is intended to be competitive with that paid by comparable companies and is also intended to reflect the Committee's consideration of an executive's experience, business judgment and role in developing and implementing the overall business strategy for the Company. The Committee reviews the base salaries of all executive officers and determines adjustments to those salaries based on the performance of each executive officer and the comparison salaries of a group of peer companies.

       2.     Management Incentive Plan. The Management Incentive Plan is intended to provide a more objective and structured approach to awarding management performance bonuses, thereby providing more effective incentives for extraordinary performance, as well as more clearly correlating management's bonus compensation to tangible financial results. At the same time, the Management Incentive Plan is intended to provide the Company with the flexibility to tailor performance goals and to address each year's specific financial or operational challenges and objectives. Participation in the Management Incentive Plan is limited to those senior executive officers and other key employees of the Company designated by the Committee. Messrs. Hansen, Shimizu and Oakley are eligible to participate in the Management Incentive Plan.

              On or before April 1 of each year, prescribed levels of participation based on a percentage of each participant's base salary in effect on the first day of the calendar year to which the bonus applies ("Bonus Opportunity Levels") are established by a committee of the Board of Directors composed entirely of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). These levels can range from a minimum of 25% to a maximum of 75% of a participant's base salary. Bonuses are based on management's level of achievement of performance goals approved in advance by the committee of " outside directors" and can range from zero, in the event management fails to achieve the minimum target performance objective prescribed for the year, to a maximum of 200% of the participant's Bonus Opportunity Level; except that no bonus will exceed the lesser of (i) $750,000 or (ii) 200% of the applicable Bonus Opportunity Level with respect to the participant's base salary in effect as of the first day of the calendar year for which the bonus is granted. Performance goals relate to one or more of the following criteria: (i) earnings; (ii) return on equity; (iii) sales; (iv) cost reduction; (v) debt reduction; (vi) gross margin; (vii) cash flow; or (viii) stock price appreciation.

             All bonuses paid under the Management Incentive Plan are designed to be "performance-based" within the meaning of Section 162(m) of the Code and to be exempt from the limitations on deductibility under Section 162(m) of the Code. The members of the Committee who qualify as "outside directors" within the meaning of Section 162(m) of the Code serve as the committee that establishes and administers performance goals under the Management Incentive Plan and certifies as to their achievement.

             Since the Company's performance did not satisfy the minimum target performance objective for the year, no amounts were paid out under the Management Incentive Plan for 1999.

       3.      Stock Option Plan. The Company's long-term compensation philosophy provides that long-term incentives should be related to improvement in shareholder value, thereby creating a mutual interest between key executives and shareholders. In furtherance of this objective, the Company has in place the 1993 Pillowtex Corporation Stock Option Plan under which nonqualified and incentive stock options can be awarded. Periodically, options have been awarded to motivate and retain executives and key personnel, to maximize long-term financial results and improve shareholder value and to encourage executives and key personnel to build ownership interests in the Company.

       4.      The Pillowtex Corporation Retirement Plan for Salaried Employees. The retirement plan provides retirement benefits to executives and other employees of the Company. The retirement plan furthers the Company's objective of retaining quality executives by relating benefits under the retirement plan to the executive's length of service to the Company.

       5.      Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (SERP) provides additional retirement benefits to certain key employees and also furthers the Company's objectives of retaining quality executives by relating its benefits to the executives' length of service to the Company. The SERP is a performance-based plan in which the amount of benefits received by a participant is affected by the market price of the Common Stock. Messrs. Hansen, Shimizu and Oakley are eligible to participate in the SERP.

       6.      Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan permits certain key employees and nonemployee members of the Board of Directors to defer receipt of all or a portion of his or her compensation for any calendar year. The Executive Deferred Compensation Plan is intended to further the Company's objectives of retaining quality executives by permitting the accumulation of deferred compensation accounts on a tax-deferred basis. Messrs. Hansen, Shimizu and Oakley are eligible to participate in the Executive Deferred Compensation Plan.

       7.      401(k) Plan. The Company's 401(k) Plan also helps the Company to attract and retain highly qualified individuals by allowing participants to defer taxes on portions of their compensation, as well as income from such amounts. Under the 401(k) Plan, the Company, at its discretion, may make contributions on behalf of participating executives. A participant's percentage ownership in amounts contributed by the Company increases over the participant's length of service to the Company, so that a participant becomes fully vested after four years. For the plan year beginning January 1, 2000, executives of the Company, including all executives whose names appear in the Summary Compensation Table, who constitute highly compensated employees, are eligible to receive Company matching contributions.

       8.      Restricted Stock. Awards of restricted stock were granted during 1999 to each of the named individuals in the Summary Compensation Table. Shares representing the awards were issued in each individual's name and held in escrow. During the restricted period, holders may receive any dividends declared on the Common Stock and have voting rights but may not sell or transfer the shares. Restrictions on the restricted stock lapse with respect to one-half on each of the first and second anniversary dates of the award.

1999 Compensation of the CEO: Based on performance criteria of the Company and industry economics, no increase was made to the base salary of the CEO. On February 8, 1999, the Committee awarded the CEO 10,811 shares of restricted stock. The award vests one-half on the first and second anniversary dates of the award.

Tax Deductibility of Executive Compensation: Section 162(m) of the Code limits the deductibility of annual compensation paid to the Company's chief executive officer and the four other most highly compensated executive officers to $1 million, subject to an exception for qualified "performance-based" compensation. It is the policy of the Committee to attempt to preserve the deductibility of all executive compensation by structuring all compensation that could exceed $1 million as performance-based compensation to the extent practicable and in the best interests of the Company's shareholders. However, the Committee could in the future determine, taking into consideration the relevant factors then in existence, to approve compensation that does not qualify for a compensation deduction for tax purposes, if the Committee believes it is in the best interests of the Company's shareholders to do so.

Conclusion: The Committee believes that these executive compensation policies serve the interests of the shareholders and the Company. The Committee believes that the various pay programs offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

                                                               The Compensation Committee

                                                                   Paul G. Gillease
                                                                   Ralph W. La Rovere
                                                                   William B. Madden
                                                                   Mark A. Petricoff
                                                                   Mary R. Silverthorne

Summary Compensation Table

__________________________________________________________________________________

     The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and each of the five other most highly compensated executive officers for their services in 1999, 1998 and 1997.
					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation($)(3)	Restricted Stock Awards ($)(4)	Securities Under- lying Options(#)	LTIP Payouts ($)(5)	All Other Compen- sation ($)(6)
Charles M. Hansen, Jr.	1999	900,00	-	131,783	237,842	-	-	8,858
Chairman of the Board,	1998	900,000	-	155,114	-	-	-	7,100
President, CEO and	1997	750,000	75,000	76,632	-	-	-	2,250
Chief Operating Officer

Kevin M. Finlay (1)	1999	400,000	-	-	63,426	-	-	5,159
President-Sales &	1998	400,000	-	-	-	24,000	-	27,906
Marketing Division	1997	250,000	150,000	48,776	-	40,000	-	653

Scott E. Shimizu	1999	375,000	-	-	63,426	50,000	-	3,041
President - Sales	1998	375,000	-	-	-	22,000	-	5,139
	1997	275,000	75,000	-	-	22,000	-	653

A. Allen Oakley	1999	300,000	12,000	-	52,844	62,000	-	844
Senior Vice President-	1998	217,000	50,000	-	-	23,000	-	-
Manufacturing	1997	200,000	66,000	-	-	-	-	-

Richard A. Grissinger	1999	275,000	-	-	26,422	-	-	2,678
Senior Vice President-	1998	200,000	-	-	-	20,000	-	-
Marketing	1997	165,000	70,000	-	-	-	-	-

Jeffrey D. Cordes (2)	1999	333,333	-	-	-	-	18,214	827,151
	1998	500,000	-	59,274	-	30,000	-	2,178
	1997	384,375	75,000	-	-	22,000	-	330

FOOTNOTES

       (1)     Mr. Finlay resigned from all positions held with the Company and its subsidiaries effective March 6, 2000.

       (2)     Mr. Cordes served during 1999 as the Company's President and Chief Operating Officer until his departure from the Company in September 1999.

       (3)     Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses. In 1999, the amount includes $93,214 for expenses incurred by Mrs. Hansen on commercial and chartered aircraft while accompanying Mr. Hansen on business travel and $16,829 for car allowance. The amount of personal benefits has been omitted from the table for each named executive officer for whom the aggregate amount of any benefits did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer. Personal benefit amounts paid that do not exceed 25% of the total personal benefits received have been omitted from this footnote.

       (4)     Dividends are paid in cash on restricted stock awards at the same time and at the same rate as paid to all stockholders. Dividends were paid to stockholders for the first two quarters of 1999. As of January 1, 2000, the aggregate number and value of all restricted stock on such date were 10,811 shares and $66,893 for Mr. Hansen; 2,883 shares and $17,838 for Mr. Finlay; 2,883 shares and $17,838 for Mr. Shimizu; 2,402 shares and $14,862 for Mr. Oakley and 1,201 shares and $7,431 for Mr. Grissinger. Restrictions on the restricted stock awards lapse with respect to one-half of the shares on each of the first and second anniversary dates of the award. The restricted stock was issued on February 8, 1999; accordingly, one-half of the shares indicated vested on February 8, 2000. See page 21 for more information on restricted awards.

       (5)     The amount indicated for Mr. Cordes represents payout under the SERP made to Mr. Cordes upon his departure from the Company in accordance with the terms of the SERP.

       (6)     For Messrs. Hansen, Finlay and Shimizu, these amounts for 1999 were paid for group term life and medical insurance. For Messrs. Oakley and Grissinger, these amounts for 1999 were for medical insurance. The amount indicated in 1999 for Mr. Cordes includes amounts for group term life and medical insurance and represents amounts paid upon his departure from the Company pursuant to the terms of his employment agreement with the Company. Of the total amount paid to Mr. Cordes in 1999, $781,008 represents severance and $40,684 represents an amount for earned but unused vacation.

Option Grants in Last Fiscal Year
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(#)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5%($)	10%($)
Charles M. Hansen, Jr.	-	-	-	-	-	-
Kevin M. Finlay	-	-	-	-	-	-
Scott E. Shimizu	50,000	11.9	4.3125	11/18/2009	135,605	343,650
A. Allen Oakley	12,000	2.8	22.00	02/08/2009	166,028	420,748
A. Allen Oakley	50,000	11.9	4.3125	11/18/2009	135,605	343,650
Richard A. Grissinger	-	-	-	-	-	-
Jeffrey D. Cordes	-	-	-	-	-	-

FOOTNOTES

      (1)     The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

      (2)     25% of the option award vests on each of the first four anniversary dates of the grant. If a "change in control" of the Company occurs, the options become exercisable in full. The definition of "change in control" for this purpose is the same as in the Company's SERP and is more fully described under the description of the SERP on page 18 of this Proxy Statement.

Aggregated Option Exercises In Fiscal 1999
and Option Values at January 1, 2000

__________________________________________________________________________________

			Number of Securities Underlying Unexercised Options at Jan. 1, 2000(#)		Value of Unexercised In-the-Money Options at Jan. 1, 2000($)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles M. Hansen, Jr.	-	-	-	-	-	-
Kevin M. Finlay	-	-	26,000	38,000	-	-
Scott E. Shimizu	-	-	29,000	80,000	-	93,750
A. Allen Oakley	-	-	5,750	79,250	-	93,750
Richard A. Grissinger	-	-	5,000	15,000	-	-
Jeffrey D. Cordes	-	-	-	-	-	-

Pension Plan

__________________________________________________________________________________

       The Company maintains defined benefit pension plans covering substantially all of its employees, other than employees of the Company's Canadian subsidiary, Pillowtex Canada Inc. (f/k/a Torfeaco Industries Limited), and other employees subject to collective bargaining agreements. The Company funds the pension plans through annual contributions in an amount between the minimum required and the maximum amount that can be deducted for federal income taxes. Prior to January 1, 2000, the Company maintained a pension plan for qualified employees in its pillows and pads operation, as well as separate pension plans for qualified employees of two of its subsidiaries, Fieldcrest Cannon, Inc. and The Leshner Corporation. On January 1, 2000, the Company merged the pension plans into two new plans covering all of the qualified salaried and hourly employees of the Company.

       Certain of the named executive officers have always been subject to the surviving plan; however, prior to January 1, 2000, Mr. Hansen, Mr. Shimizu and Mr. Finlay were all subject to one of the plans that was merged out of existence (the Prior Pillowtex Plan). Pursuant to the terms of the new consolidated plan, such participants' benefits for their years of service prior to January 1, 2000 will continue to be determined using the benefit provisions of the Prior Pillowtex Plan. Accordingly, a separate table is presented to determine the annual benefits available to Mr. Hansen, Mr. Shimizu and Mr. Finlay for their years of service prior to January 1, 2000.

       The following tables present certain information concerning annual benefits provided under the pension plans.

Pension Plan Tables

For Years of Service Under Prior Plan Formula

Years of Service(1)
Average Compensation*(2)	15	20	25	30	35
$125,000	$16,271	$21,694	$27,118	$32,541	$37,965
$150,000	$20,021	$26,694	$33,368	$40,041	$46,715
$175,000	$21,521	$28,694	$35,868	$43,041	$50,215
$200,000	$21,521	$28,694	$35,868	$43,041	$50,215
$225,000	$21,521	$28,694	$35,868	$43,041	$50,215
$250,000	$21,521	$28,694	$35,868	$43,041	$50,215
$275,000	$21,521	$28,694	$35,868	$43,041	$50,215
$300,000	$21,521	$28,694	$35,868	$43,041	$50,215

*Average Compensation is equal to the average of the highest five years of compensation out of the last ten years of employment

For Years of Service Under Current Plan Formula

Years of Service(1)
Career Average Compensation**(2)	15	20	25	30	35
$125,000	$28,125	$37,500	$42,188	$46,875	$51,563
$150,000	$33,750	$45,000	$50,625	$56,250	$61,875
$175,000	$36,000	$48,000	$54,000	$60,000	$66,000
$200,000	$36,000	$48,000	$54,000	$60,000	$66,000
$225,000	$36,000	$48,000	$54,000	$60,000	$66,000
$250,000	$36,000	$48,000	$54,000	$60,000	$66,000
$275,000	$36,000	$48,000	$54,000	$60,000	$66,000
$300,000	$36,000	$48,000	$54,000	$60,000	$66,000

**Career Average Compensation is equal to the average of all years of compensation, where years before 1991 are considered to equal 1991 compensation.

FOOTNOTES:

(1)     Estimated years of service as of January 1, 2000 for the named executive officers are as follows:

	Years of Service
	Prior Formula	Current Formula

Charles M. Hansen, Jr.	35	0
Kevin M. Finlay	3	27
Scott E. Shimizu	18	0
A. Allen Oakley	0	24
Richard A. Grissinger	0	6
Jeffrey D. Cordes	15	0

       (2)     An employee's compensation for purposes of determining pension benefits is calculated on substantially the same basis as the employee's cash compensation set forth in the Summary Compensation Table. The Internal Revenue Service maximum compensation allowed for benefits for the 1999 plan year is $160,000. Therefore, fiscal 1999 compensation for all employees would be limited to $160,000.

       Benefits under the pension plan are integrated with Social Security and are computed as straight life annuities. The benefits shown are not offset by any other Company benefits or by Social Security.

Supplemental Executive Retirement Plan

       The Supplemental Executive Retirement Plan (SERP) provides supplemental retirement income to executive employees of the Company who are selected by the Compensation Committee.

       Messrs. Hansen, Shimizu and Oakley are covered by the SERP. When combined with the pension plan and social security benefits, the SERP is designed to provide a targeted retirement benefit equal to 50% of an executive's final average compensation. However, the executive's actual benefit will be determined solely by the vested balance of the executive's account balance under the SERP. Final average compensation is the projected total cash compensation for the five consecutive years of service with the Company ending at age 65.

       An amount is credited each year to a retirement account that will accumulate a balance sufficient to pay the supplemental retirement benefit when the participant reaches age 65, assuming each credited amount earns 12% per year compounded. On the date of the contribution each year, the annual accrual amount is divided by the market value per share of Common Stock on that date to produce a number of hypothetical shares. Each participant's supplemental retirement account is deemed to be invested solely in hypothetical shares of Common Stock and the balance of a participant's account as of any date can be determined by multiplying the number of hypothetical shares credited to the participant's account by the market value of Common Stock on that date. In the event of a change in control of the Company, the balance of each participant's account will be converted from hypothetical shares to a hypothetical fixed-income investment earning 12% per annum. In general, a "change in control" occurs when (i) the Company is no longer an independent publicly owned corporation or sells or disposes of all or substantially all of its assets, (ii) a person becomes the beneficial owner of 35% or more of the Company's voting stock, (iii) the Company does not survive a merger or consolidation; or (iv) during any consecutive two-year period, at least a majority of the incumbent directors are not directors who have served continuously since the beginning of the two-year period unless the election of directors, or nomination by the Company's shareholders, was approved by a vote of at least two-thirds of the incumbent directors who have been in office continuously since the beginning of the two-year period.

       Vesting under the SERP occurs at the same rate as vesting under the Company's pension plan. Immediate vesting in both plans occurs in the event of a participant's disability or a change in control of the Company .

       Payments under the SERP will be made in a single lump-sum cash payment unless the participant elects in advance to receive installment payments. If a participant dies before benefits are scheduled to begin, benefits will be paid to the beneficiary designated by the participant, or, if no beneficiary was designated, to the surviving spouse or to the participant's estate if there is no surviving spouse.

       The SERP may be amended or discontinued at any time by the Compensation Committee of the Board of Directors or by the full Board. Any amendment may reduce prospectively the earnings factor to be applied to a participant's account, or may change the hypothetical investment of account balances from hypothetical shares of Common Stock to any other hypothetical investment but may not decrease a participant's account balance as of the date of the amendment. In the event of a change in control, the SERP may not be amended in a way that would adversely affect a participant's existing or future benefit without the participant's written consent.

       Assuming retirement at age 65, the estimated annual accrual amounts for the SERP participants are as follows:

Charles M. Hansen, Jr.	$257,555
Scott E. Shimizu	29,728
A. Allen Oakley	14,813

       The SERP is unfunded. All benefits payable to a participant under the SERP will be paid from the general assets of the Company. Each participant will have the status of a general unsecured creditor with respect to the obligation of the Company to make payments under the SERP in the event of the Company's insolvency or bankruptcy. The Compensation Committee also may change the discount rates and actuarial assumptions that are used to calculate credits and targeted benefits under the SERP.

Executive Deferred Compensation Plan

       The Executive Deferred Compensation Plan offers participants the ability to defer all or a portion of his or her compensation for any calendar year. Compensation deferred by a participant is treated as if it were set aside in an account and earns interest at a rate determined by the Compensation Committee of the Board of Directors. Unless otherwise determined by the Compensation Committee, interest will be earned at the prime rate, according to The Wall Street Journal, plus one percent.

       Any cash compensation that would not be deductible because of the $1 million limitation of Section 162(m) of the Code will automatically be deferred under the Executive Deferred Compensation Plan until the first year that payment of the amount would not be subject to the deduction limitation.

       Benefits will be paid upon retirement, disability, termination of employment or death. In the case of nonemployee members of the Board of Directors, benefits will be paid on termination of service as a member of the Board of Directors.

       The Executive Deferred Compensation Plan is administered by the Compensation Committee of the Board of Directors. Key executives and nonemployee members of the Board of Directors designated by the Compensation Committee are eligible to participate in the Executive Deferred Compensation Plan. Messrs. Hansen, Shimizu and Oakley are eligible to participate.

Employment Agreements

       Charles M. Hansen, Jr. entered into an employment contract with the Company on January 1, 1993 which includes amendments dated July 26, 1993 and January 20, 1998. The basic terms of the agreement provide for the following:

w	Employment of Mr. Hansen as Chairman of the Board and Chief Executive Officer until June 20, 2005;
w	Base salary of $900,000 per year, subject to increases determined by the Compensation Committee;
w	Bonuses at the discretion of the Compensation Committee;
w	A $3 million life insurance policy benefiting his designees; and
w	Disability payments equal to 60% of his base salary at the time of disability for five years or the remainder of his employment term, whichever is longer.

       The Company may terminate Mr. Hansen without further compensation for conduct that demonstrably affects the Company's reputation in a substantial adverse manner if Mr. Hansen does not terminate the conduct after receiving notice. Mr. Hansen may also terminate his employment with the Company at any time. The employment agreement also contains a provision prohibiting Mr. Hansen from competing with the Company during the term of his employment and for one year after termination.

       If Mr. Hansen is terminated other than as permitted by the employment agreement, he will receive an immediate payment equal to, among other things, his compensation for the remainder of the term of his employment agreement on a "grossed-up" basis to reimburse him for excise taxes, if any, on the payment.

       On July 26, 1993, Mr. Hansen and the Company entered into a Split Dollar Life Insurance Agreement that changed the $3 million term life insurance coverage to an equal amount of split dollar life insurance. The Company agreed to maintain the premium payments that would have been payable by the Company had the term life insurance remained in effect and to loan Mr. Hansen the balance of the premiums as they become due. The loan is evidenced by Mr. Hansen's promissory note to the Company that bears interest quarterly at a floating annual interest rate equal to the greater of the federal mid-term interest rate as published by the Internal Revenue Service or the lowest rate that the Company can borrow funds under its bank loan agreements. In a further amendment to Mr. Hansen's employment agreement, dated January 20, 1998, the Company agreed to also pay the interest, on a grossed-up basis, on the amount loaned. As of January 1, 2000, the amount outstanding under the promissory note was $338,680. The promissory note is due August 5, 2003, or an earlier date as may be required by the terms of the Split Dollar Life Insurance Agreement. Mr. Hansen has assigned the split dollar life insurance policy to the Company as security for payment of the amounts covered under the promissory note.

       On January 1, 1998, the Company entered into a new employment agreement with Scott E. Shimizu. This employment agreement replaced a previously existing agreement and provides for an initial base salary of $375,000. On October 9, 1998, the Company entered into an employment agreement with A. Allen Oakley as Senior Vice President of Manufacturing for an initial base salary of $300,000. Each of these employment agreement contains the following provisions:

w	Participation in the incentive bonus plans of the Company, as well as the Supplemental Executive Retirement Plan;
w

An initial employment term of three years with an automatic extension of one year on each anniversary date beginning with the second anniversary date so that the term will have a remaining duration of two years upon each and every anniversary. The automatic extensions will terminate if either party gives the other written notice at least 15 months prior to the anniversary date of its intent not to extend the agreement.

w

Payment of base salary through the remaining employment term, but not less than for a two-year period, and certain benefits under the incentive bonus plans if the Company terminates the executive's employment without cause.

w

Payment of certain amounts, including severance payments, on the occurrence of termination of employment by the executive for "good reason" or termination by the Company without "cause" following a " change in control".

       On December 15, 1999, the Company entered into an employment agreement with Richard A. Grissinger as Senior Vice President - Marketing for an initial base salary of $275,000. Mr. Grissinger's employment agreement provides for an initial two year term with an automatic extension of one year unless terminated by either party giving the other at least six months written notice prior to the end of the initial term or any extension of the term. The employment agreement also provides for Mr. Grissinger's participation in the Company's incentive bonus plans and the payment of certain amounts on the occurrence of termination of employment for "good reason" or termination by the Company without "cause" following a "change in control".

       Each employment agreement also includes certain noncompetition, nondisclosure and nonsolicitation provisions.

Restricted Stock Awards

       In February 1999, the Board, on the recommendation of the Compensation Committee, approved the grant of restricted stock awards to certain key employees of the Company. All of the named executive officers, including the Chief Executive Officer, received restricted stock awards. Upon the award of restricted stock, the Company makes an immediate transfer to the executive of a specific number of shares, and no payment from the executive is required. Restricted stock will be forfeited by the executive if the executive voluntarily terminates employment during the restriction period, or if the executive is terminated for poor performance or other "cause." Restrictions on the awards lapse with respect to one-half of the shares on each of the first and second anniversary dates of the awards. Stock representing the award is issued and held in custody by the Company or an agent until the restrictions lapse. During the restriction period, holders of the awards are entitled to receive dividends declared on the Common Stock and have voting rights but they may not sell or transfer the Common Stock representing the restricted award. In the event of a change in control of the Company (as such term is used in the Company's SERP), all restrictions lapse. The restrictions also lapse if the executive's employment is involuntarily terminated for a reason other than poor performance or other "cause."

Compensation Committee Interlock and Insider Participation

       The Compensation Committee consists entirely of non-employee directors. The members of the Board of Directors who served on the Compensation Committee during fiscal 1999 were Messrs. Gillease, La Rovere, Madden, Petricoff and Mrs. Silverthorne.

STOCK PERFORMANCE GRAPH

__________________________________________________________________________________

       Assuming that the value of the investment in Pillowtex Common Stock, the S&P 500 and a peer group of textile manufacturers was $100 on December 31, 1994, and that all dividends were reinvested, this graph compares the cumulative shareholder return, plotted on an annual basis, for a five-year period beginning December 31, 1994 and ending December 31, 1999.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
	1994	1995	1996	1997	1998	1999
Pillowtex Corporation	$100.00	$119.71	$188.11	$368.29	$284.48	$ 66.86
S&P 500 Index	$100.00	$137.58	$169.17	$225.60	$290.08	$351.12
Peer Group	$100.00	$105.55	$104.99	$132.31	$153.27	$ 97.55

Peer Group
Burlington Industries, Inc.	Cone Mills Corporation	Crown Crafts, Inc.
Culp, Inc.	Delta Woodside Industries, Inc.	Dixie Yarns, Inc.
Guilford Mills, Inc.	Kellwood Company	Shaw Industries, Inc.
Springs Industries, Inc.	Thomaston Mills, Inc.	WestPoint Stevens, Inc.

INDEPENDENT AUDITORS

       The Board of Directors has selected the firm of KPMG Peat Marwick LLP as the Company's independent auditors for 2000. KPMG Peat Marwick LLP has served as the company's independent auditors since 1986. A representative of the firm is expected to be present at the meeting and will be available to answer questions and will be given the opportunity to make a statement, if desired.

SHAREHOLDER PROPOSALS

       Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which in certain circumstances may require the inclusion of qualifying proposals in the Company's Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company's 2001 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than December 1, 2000. Proposals submitted pursuant to Article III, Section 4 of the bylaws of the Company must be received by the Company not less than 50 days or more than 60 days prior to the date of the annual meeting. Proposals received pursuant to the bylaw provision are not required to be included in the Company's proxy materials. All proposals should be directed to Pillowtex Corporation, Attention: Secretary, at 4111 Mint Way, Dallas, Texas 75237.

AVAILABILITY OF FORM 10-K

       The Company will provide without charge to any shareholder, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended January 1, 2000, as filed with the SEC. Requests should be addressed to Pillowtex Corporation, 4111 Mint Way, Dallas, Texas 75237, Attention: Investor Relations.

       The foregoing notice and proxy statement are sent by order of the Board of Directors.

BRENDA A. SANDERS Secretary

PILLOWTEX CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Charles M. Hansen, Jr. and John F. Sterling, or each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Pillowtex Corporation standing in the name of the undersigned on March 22, 2000 at the Annual Meeting of Shareholders to be held on May 11, 2000 at Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated March 31, 2000, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

(Continued and to be signed on reverse side)

Please mark your votes as indicated in this example	X

Election of Directors
FOR each nominee listed at the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at the right

For terms to expire at the 2003 Annual Meeting of Shareholders (except as marked to the contrary): Charles M. Hansen, Jr., William B. Madden and
M. Joseph McHugh

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             [    ]                  [    ]             __________________________________________
In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revoke any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

Dated: __________________________, 2000

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_____________________________________ Signature(S) of Shareholder(s)

This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.